Exhibit 99.1

Jennifer Han

(914) 288-8100

ACADIA REALTY TRUST REPORTS THIRD QUARTER OPERATING RESULTS

•
Earnings and Operating Metrics Outperformed Expectations
•
Core Cash Rent Spreads in Excess of 50% on New Leases
•
Multi-Year Internal Growth Affirmed with Significant Leasing Progress Completed During the Quarter

RYE, NY (October 30, 2023) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended September 30, 2023. For the quarter ended September 30, 2023, net loss per share was $0.02. All per share amounts are on a fully-diluted basis, where applicable. Acadia operates a high-quality core real estate portfolio ("Core" or "Core Portfolio"), in the nation's most dynamic corridors, along with an institutional fund business ("Funds") that targets opportunistic and value-add investments.

Kenneth F. Bernstein, President and CEO of Acadia Realty Trust, commented:

“This quarter marks the eighth of the last ten quarters with our Core same-property NOI growth at 5% or higher with an average of 6.8% over that period. Despite macro uncertainties, this consistently strong internal growth is driven by great tenant demand and tenant performance. Additionally, we are strategically pursuing accretive investment opportunities emerging from capital market disruptions, remaining actively engaged with our institutional capital partners to benefit both Acadia's shareholders and our partners."

Third Quarter Highlights

•
NAREIT FFO per share of $0.26 and FFO Before Special Items per share of $0.27
•
Same-property NOI growth of 5.8%
•
Core Cash rent spreads in excess of 50% on new leases
o
Signed several new street leases in Soho and Williamsburg, NYC totaling over $4 million in annual base rents with individual cash spreads ranging from 45%-95%
•
Core Signed Not Open Pipeline (excluding redevelopment) increased $1.5 million from the second quarter to $8.3 million of annual base rents, representing approximately 6% of in-place rents
•
Solid balance sheet with no significant Core debt maturities until 2026; very limited interest rate risk with Core debt, which is currently 93% fixed and remains substantially fixed through 2026 inclusive of swaps
•
Closed on a $49.4 million Fund V acquisition in Tampa FL, funded with a new origination 65% Loan-to-Value non-recourse mortgage

1

•
Increased and narrowed annual 2023 FFO guidance (refer to guidance table on page 4)
o
The mid-point of guidance for 2023 FFO Before Special Items represents year-over-year growth above 5%

FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net loss attributable to Acadia to FFO (as defined by NAREIT and Before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release. Amounts discussed below are net of noncontrolling interests and all per share amounts are on a fully-diluted basis.

Net Loss

•
Net loss for the quarter ended September 30, 2023 was $1.7 million, or $0.02 per share, and was impacted by a $0.01 per share non-cash impairment charge for a Fund asset (see below).
•
This compares with net loss of $57.9 million, or $0.61 per share for the quarter ended September 30, 2022. Net loss for the quarter ended September 30, 2022 included: (i) Core and Fund impairment charges of $58.5 million, or $0.58 per share and (ii) $3.1 million loss, or $0.03 per share, from the unrealized investment holding loss, partially offset by a $2.1 million gain, or $0.02 per share, on a Fund disposition.

NAREIT FFO

•
NAREIT FFO for the quarter ended September 30, 2023 was $26.8 million, or $0.26 per share.
•
This compares with NAREIT FFO of $24.7 million, or $0.24 per share, for the quarter ended September 30, 2022.

FFO Before Special Items

•
FFO Before Special Items for the quarter ended September 30, 2023 was $27.6 million, or $0.27 per share, which includes $2.4 million, or $0.02 per share, of realized investment gains (100,000 shares of Albertsons' stock sold at $23.74 per share).
•
This compares with FFO Before Special Items of $28.1 million, or $0.28 per share for the quarter ended September 30, 2022.

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CORE PORTFOLIO PERFORMANCE

Same-Property NOI

•
Same-property NOI, excluding redevelopments, increased 5.8% for the quarter ended September 30, 2023 and 5.9% during the nine months ended September 30, 2023.

Leasing and Occupancy Update

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Driven by street leases, overall GAAP and cash leasing spreads were 39.3% and 29.5%, respectively, on 17 conforming new and renewal leases aggregating approximately 86,000 square feet during the quarter ended September 30, 2023.
•
During the quarter ended September 30, 2023, the Company signed several new street leases in Soho and Williamsburg, NYC, totaling over $4 million in annual base rents with individual cash spreads ranging from 45% to 95%.
•
As of September 30, 2023, the Core Portfolio was 95.3% leased and 92.4% occupied compared to 95.2% leased and 92.2% occupied as of June 30, 2023. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.
•
Core Signed Not Open Pipeline (excluding redevelopments) increased $1.5 million from the second quarter to $8.3 million of annual base rents, representing approximately 6% of in-place rents.

BALANCE SHEET

•
As of September 30, 2023, approximately 93% of Core debt was fixed or effectively fixed, inclusive of interest rate swap contracts at a blended rate of 4.27%. The Company has limited near-term maturity and interest rate risk on its $1.2 billion of Core debt with 2.7%, 3.9% and 10.7% maturing in 2023, 2024 and 2025, respectively, assuming all extension options are exercised. At September 30, 2023, the Company had $856 million of notional swap agreements associated with managing and mitigating future interest rate risk on maturing Core debt with various maturities through 2030.

•
On October 27, 2023, the Company completed the transfer of its 146 Geary property in Union Square, San Francisco (Fund IV) to its lender, in connection with a non-recourse loan, which had an outstanding principal balance of $19.3 million (or $4.4 million at the Company's share). The Company recorded a non-cash impairment charge of $3.7 million, or $ 0.9 million at the Company's share during the third quarter and will be earnings accretive prospectively.

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FUND V TRANSACTIONAL ACTIVITY

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Cypress Creek, Lutz (Tampa), Florida. As previously announced, in July 2023, Fund V completed its purchase of a 100% interest in Cypress Creek for $49.4 million, inclusive of transaction costs. The asset is leased to anchors including Burlington Coat Factory, Total Wine and Home Goods. Shop space includes national tenants Chipotle, Verizon, T-Mobile, Five Below and Aspen Dental.

GUIDANCE

The Company updated its annual 2023 guidance as follows:

	2023 Guidance
	Revised	Prior

Net earnings per share attributable to Acadia	$0.28-$0.31	$0.25-$0.33
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share)	1.01	1.01
Impairment charges (net of noncontrolling interest share)	0.01	—
Noncontrolling interest in Operating Partnership	0.02	0.02
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.32-$1.35	$1.28-$1.36
Unrealized holding (gain) loss (net of noncontrolling interest share)	(0.03)	(0.02)
Funds from operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.29-$1.32	$1.26-$1.34
Incremental portion of gain from BBBY lease termination [1]	(0.05)	(0.05)
Funds from operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders, excluding excess BBBY gain	$1.24-$1.27	$1.21-$1.29

__________

1.
Results for the three months ended June 30, 2023 included a gain of $0.08 per share from the termination of the Bed Bath and Beyond ("BBBY") below-market lease at 555 9th Street in San Francisco. The Company had budgeted $0.03 per share to be realized throughout 2023 within its initial full year 2023 guidance associated with this lease, resulting in an incremental $0.05 per share relative to its prior full year 2023 guidance.

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CONFERENCE CALL

Management will conduct a conference call on Tuesday, October 31, 2023 at 11:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Tuesday, October 31, 2023
Time:	11:00 AM ET
Participant call:	Third Quarter 2023 Dial-In
Participant webcast:	Third Quarter 2023 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at www.acadiarealty.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this document.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual – Core Portfolio and Fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and

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other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including geopolitical conditions and instability, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors, including the discontinuation of the USD London Interbank Offered Rate, which was effected on June 30, 2023; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the tenants’ ability and willingness to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any public health crisis, such as COVID-19 Pandemic, which adversely affected the Company and its tenants’ business, financial condition, results of operations and liquidity; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology; (xv) the loss of key executives; and (xvi) the accuracy of the Company’s methodologies and estimates regarding environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on its ESG efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

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ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Income (1)

(Dollars and Common Shares and Units in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Rental income	$79,961	$78,453	$248,839	$238,479
Other	1,431	1,493	4,340	7,233
Total revenues	81,392	79,946	253,179	245,712

Operating expenses
Depreciation and amortization	33,726	33,744	100,955	102,428
General and administrative	10,309	10,170	30,898	32,768
Real estate taxes	11,726	11,749	34,586	34,657
Property operating	15,254	13,810	44,597	40,727
Impairment charges	3,686	33,311	3,686	33,311
Total operating expenses	74,701	102,784	214,722	243,891

Gain on disposition of properties	—	8,885	—	49,916
Operating income (loss)	6,691	(13,953)	38,457	51,737
Equity in losses of unconsolidated affiliates	(4,865)	(50,579)	(6,273)	(46,169)
Interest and other income	5,087	3,994	14,875	9,890
Realized and unrealized holding gains (losses) on investments and other	1,664	(7,862)	30,236	(18,415)
Interest expense	(24,885)	(21,162)	(68,561)	(58,309)
(Loss) income from continuing operations before income taxes	(16,308)	(89,562)	8,734	(61,266)
Income tax benefit (provision)	40	17	(248)	(7)
Net (loss) income	(16,268)	(89,545)	8,486	(61,273)
Net loss attributable to redeemable noncontrolling interests	2,495	3,193	5,661	3,193
Net loss attributable to noncontrolling interests	12,347	30,461	7,063	18,653
Net (loss) income attributable to Acadia shareholders	$(1,426)	$(55,891)	$21,210	$(39,427)

Less: net income attributable to participating securities	(244)	(198)	(734)	—
Net (loss) income attributable to Common Shareholders - basic earnings per share	$(1,670)	$(56,089)	$20,476	$(39,427)
Impact of assumed conversion of dilutive convertible securities	—	(1,804)	—	(1,804)
(Loss) income from continuing operations net of income attributable to participating securities for diluted earnings per share	$(1,670)	$(57,893)	$20,476	$(41,231)

Weighted average shares for basic (loss) earnings per share	95,320	94,980	95,257	94,758
Weighted average shares for diluted (loss) earnings per share	95,320	95,251	95,257	94,849

Net (loss) earnings per share - basic (2)	$(0.02)	$(0.59)	$0.21	$(0.42)
Net (loss) earnings per share - diluted (2)	$(0.02)	$(0.61)	$0.21	$(0.43)

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ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds from Operations (1,3)

(Dollars and Common Shares and Units in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net (loss) income attributable to Acadia	$(1,426)	$(55,891)	$21,210	$(39,427)

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	27,351	27,097	82,043	78,007
Impairment charges (net of noncontrolling interests' share)	852	58,481	852	58,481
(Gain) on disposition of properties (net of noncontrolling interests' share)	—	(2,055)	—	(11,892)
Income attributable to Common OP Unit holders	(55)	(3,083)	1,313	(2,057)
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Basic	123	123	369	369
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$26,845	$24,672	$105,787	$83,481

Less: Impact of City Point share conversion option	—	(906)	—	(906)
FFO to Common Shareholders and Common OP Unit holders - Diluted	$26,845	$23,766	$105,787	$82,575

Adjustments for Special Items:
Add back: Acquisition costs, net of bargain purchase gain	—	—	—	859
Add back: City Point acquisition and transaction related costs	—	364	—	364
Add back: Impact of City point share conversion option	—	906	—	906
Unrealized holding (gain) loss (net of noncontrolling interest share) (4)	(1,631)	3,068	(3,410)	8,379
Realized gain (net of noncontrolling interest share)	2,371	—	2,371	—
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$27,585	$28,104	$104,748	$93,083

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	95,320	94,980	95,257	94,758
Weighted-average OP Units outstanding	6,962	5,308	6,980	5,311
Assumed conversion of Preferred OP Units to common shares	464	25	464	465
Assumed conversion of LTIP units and restricted share units to common shares	—	—	—	—
Weighted average number of Common Shares and Common OP Units	102,746	100,313	102,701	100,534

Diluted Funds from operations, per Common Share and Common OP Unit	$0.26	$0.24	$1.03	$0.82

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.27	$0.28	$1.02	$0.93

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ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Consolidated operating income	$6,691	$(13,953)	$38,457	$51,737
Add back:
General and administrative	10,309	10,170	30,898	32,768
Depreciation and amortization	33,726	33,744	100,955	102,428
Impairment charges	3,686	33,311	3,686	33,311
Less:
Above/below market rent, straight-line rent and other adjustments	(3,336)	(4,864)	(18,666)	(17,469)
Gain on disposition of properties	—	(8,885)	—	(49,916)
Consolidated NOI	51,076	49,523	155,330	152,859

Redeemable noncontrolling interest in consolidated NOI	(861)	(517)	(3,260)	(517)
Noncontrolling interest in consolidated NOI	(14,927)	(13,753)	(43,132)	(45,010)
Less: Operating Partnership's interest in Fund NOI included above	(4,656)	(3,800)	(14,458)	(11,278)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (5)	3,163	3,397	11,263	10,451
Core Portfolio NOI	$33,795	$34,850	$105,743	$106,505

Reconciliation of Same-Property NOI

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Core Portfolio NOI	$33,795	$34,850	$105,743	$106,505
Less properties excluded from Same-Property NOI	(6,071)	(8,644)	(21,305)	(26,772)
Same-Property NOI	$27,724	$26,206	$84,438	$79,733

Percent change from prior year period	5.8%		5.9%

Components of Same-Property NOI:
Same-Property Revenues	$39,714	$37,756	$120,755	$114,982
Same-Property Operating Expenses	(11,990)	(11,550)	(36,317)	(35,249)
Same-Property NOI	$27,724	$26,206	$84,438	$79,733

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ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (1)

(Dollars in thousands)

	As of
	September 30, 2023	December 31, 2022
ASSETS
Investments in real estate, at cost
Land	$880,882	$817,802
Buildings and improvements	3,072,499	2,987,594
Tenant improvements	250,452	216,899
Construction in progress	19,894	21,027
Right-of-use assets - finance leases	58,637	25,086
	4,282,364	4,068,408
Less: Accumulated depreciation and amortization	(799,689)	(725,143)
Operating real estate, net	3,482,675	3,343,265
Real estate under development	92,729	184,602
Net investments in real estate	3,575,404	3,527,867
Notes receivable, net ($988 and $898 of allowance for credit losses as of September 30, 2023 and December 31, 2022, respectively)	123,813	123,903
Investments in and advances to unconsolidated affiliates	184,034	291,156
Other assets, net	243,498	229,591
Right-of-use assets - operating leases, net	30,180	37,281
Cash and cash equivalents	19,312	17,158
Restricted cash	7,868	15,063
Marketable securities	35,197	—
Rents receivable, net	50,415	49,506
Assets of properties held for sale	11,057	11,057
Total assets	$4,280,778	$4,302,582

LIABILITIES
Mortgage and other notes payable, net	$961,611	$928,639
Unsecured notes payable, net	666,188	696,134
Unsecured line of credit	192,287	168,287
Accounts payable and other liabilities	221,586	196,491
Lease liability - operating leases, net	32,520	35,271
Dividends and distributions payable	18,519	18,395
Distributions in excess of income from, and investments in, unconsolidated affiliates	8,545	10,505
Total liabilities	2,101,256	2,053,722
Commitments and contingencies
Redeemable noncontrolling interests	55,284	67,664
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 95,310,104 and 95,120,773 shares, respectively	95	95
Additional paid-in capital	1,950,212	1,945,322
Accumulated other comprehensive income	65,560	46,817
Distributions in excess of accumulated earnings	(330,639)	(300,402)
Total Acadia shareholders’ equity	1,685,228	1,691,832
Noncontrolling interests	439,010	489,364
Total equity	2,124,238	2,181,196
Total liabilities, redeemable noncontrolling interests, and equity	$4,280,778	$4,302,582

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ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

1.
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
2.
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
3.
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization and (iii) impairment of real estate properties. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO, FFO Before Special Items and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO Before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate properties;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons in FFO.
c.
FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:
i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio;

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ii.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its Retailer Controlled Property Venture ("RCP") investments such as Albertsons; and
iii.
any realized income or gains from the Company’s investment in Albertsons.
4.
The Company defines Special Items to include (i) unrealized holding losses or gains (net of noncontrolling interest share) on investments and (ii) transaction and other costs that do not occur in the ordinary course of our underwriting and investing business.
5.
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within the Funds.

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